Registration Statement No. 33-67416


                              SECURITIES AND EXCHANGE COMMISSION
                                    Washington, D.C. 20549
                                  --------------------------

                                POST EFFECTIVE AMENDMENT NO. 1
                                              TO

                                           FORM S-8
                    Registration Statement Under the Securities Act of 1933
                                  --------------------------


                                           AMTROL INC.
                      (Exact name of issuer as specified in its charter)

      RHODE ISLAND                                 05-0246955
 (State or other jurisdic-                            (I.R.S. Employer
  tion of incorporation)                             Identification No.)

                                      1400 Division Road
                               West Warwick, Rhode Island 02893
                                            (401)884-6300
                      (Address,   including  zip  code,  and  telephone  number,
               including area code, of registrant's principal executive office)

                                          AMTROL INC.
                                        1992 Stock Plan
                                   (Full Title of the Plan)

                                       Edward J. Cooney
                                          AMTROL Inc.
                                      1400 Division Road
                               West Warwick, Rhode Island 02893
                                          (401)884-6300
                   (Name,  address,  including zip code,  and telephone  number, including area code, of agent for service of process)

                                           Copy to:
                                   Margaret D. Farrell, Esq.
                                   Hinckley, Allen & Snyder
                                       1500 Fleet Center
                                Providence, Rhode Island 02903
                                         (401)274-2000



         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ x ]

         Approximate Date of Commencement of Proposed Sale to Public: From time to time after the effective date of this Registration Statement.

                              WITHDRAWAL OF SHARES

         On August 16, 1993, AMTROL Inc. (the "Corporation") filed Form S-8, Registration No. 33-67416, to register 800,000 shares of the common stock, .01 par value (the "Common Stock"), of the Corporation to be issued pursuant to the AMTROL Inc. 1992 Stock Plan (the "1992 Plan"). Between August 16, 1993 and the date hereof, 673,960 shares of Common Stock were issued pursuant to the 1992 Plan. Pursuant to this Post-Effective Amendment No. 1 to Form S-8, the Corporation hereby withdraws from registration the remaining 126,040 shares of Common Stock to be issued pursuant to the 1992 Plan.